Delcath Investor Presentation (NASDAQ: DCTH) February 2017 Exhibit 99.1

Forward-looking Statements This presentation contains forward-looking statements, within the meaning of the federal securities laws, related to future events and future financial performance which include statements about our expectations, beliefs, plans, objectives, intentions, goals, strategies, assumptions and other statements that are not historical facts.  Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions, which could cause actual results to differ materially from expected results, performance or achievements expressed or implied by statements made herein. Our actual results could differ materially from those anticipated in forward-looking statements for many reasons, including, but not limited to, uncertainties relating to: our ability to repay and comply with the obligations under our senior secured convertible notes, the timing and results of future clinical trials including without limitation the OM, HCC, ICC, and mCRC trials in the Company’s Clinical Development Program, clinical adoption, use and resulting sales, if any, for the CHEMOSAT system in Europe, our ability to obtain reimbursement for the CHEMOSAT system in various markets, including without limitation Germany and the United Kingdom and the impact on sales, if any, of reimbursement in these markets including ZE reimbursement in the German market, our ability to successfully commercialize the Melphalan/HDS system and the potential of the Melphalan/HDS system as a treatment for patients with primary and metastatic disease in the liver, the Company's ability to satisfy the remaining requirements of the FDA's Complete Response Letter relating to the ocular melanoma indication and the timing of the same, approval of the Melphalan/HDS system by the U.S. FDA, the impact of presentations and abstracts at major medical meetings and congresses (SSO, ASCO, CIRSE, ESMO, EADO, RSNA) and future clinical results consistent with the data presented, approval of the current or future Melphalan/HDS system for delivery and filtration of melphalan or other chemotherapeutic agents for various indications in the U.S. and/or in foreign markets, actions by the FDA or other foreign regulatory agencies, our ability to successfully enter into strategic partnership and distribution arrangements in foreign markets and the timing and revenue, if any, of the same, uncertainties relating to the timing and results of research and development projects, and uncertainties regarding our ability to obtain financial and other resources for any clinical trials, research, development, and commercialization activities. These factors, and others, are discussed from time to time in our filings with the Securities and Exchange Commission including the section entitled ‘‘Risk Factors’’ in our most recent Annual Report on Form 10-K and our Reports on Form 10-Q and Form 8-K.

Jennifer Simpson, PhD., MSN, CRNP  Named CEO & President of Delcath in May of 2015. Prior Pharmaceutical Roles at ImClone/Lilly/Johnson & Johnson Experience: Product development and commercialization of late stage asset across 5 indications.  Field Research and clinical trial experience Led Co-Promotion Marketing – Brand Lead; launch team for new indication Clinician and educator with over a decade in Hematology/Oncology/Bone Marrow Transplant Ph.D. (Epidemiology UPMC), M.S. (Nursing, Rochester), B.S. (Nursing, SUNY-Buffalo)

Delcath Systems Interventional oncology Company focused on treatment of primary/metastatic liver cancers Proprietary system delivers high-dose chemotherapy (melphalan) directly to the liver with extra-corporeal filtration to limit systemic toxicity Commercial Stage in the EU Late-stage clinical development in the US Pursuing orphan indications in metastatic ocular melanoma (OM), intrahepatic cholangiocarcinoma (ICC), and hepatocellular carcinoma (HCC) Our Mission is to Make a Clinically Meaningful Difference for Patients with Cancers of the Liver

Cancers of the Liver - A Major Unmet Medical Need Large global patient population of ~1.2 million* patients diagnosed annually with primary or metastatic liver cancer Liver a common site of metastases and often the life-limiting organ for cancer patients Prognosis is poor, OS generally <12 months Currently available/emerging therapies limited * SOURCE – 2008 GLOBOCAN

Limitations of Current Liver Cancer Treatments Systemic Chemotherapy Regional Therapy Surgical Resection Focal Interventions Emerging Therapy Temozolomide, carboplatin/ Paclitaxel Isolated Hepatic Perfusion Y-90, Chemo/ Radiofrequency Ablation Checkpoint Inhibitors, Immunotherapy Systemic Toxicities ✔ ✔ Limited efficacy in liver ✔ ✔ Invasive ✔ ✔ ✔ Not Repeatable ✔ Small % of PTS are candidates ✔ ✔ Limited Efficacy in Diffuse Disease ✔

Our Solution – Liver Focused Disease Control CHEMOSAT® Melphalan/HDS product uniquely positioned to treat the entire liver as a standalone or as complementary therapy System isolates the liver circulation, delivers a high concentration of chemotherapy (melphalan), filters most chemotherapy out of the blood prior to returning it to the patient Repeatable procedure typically takes ~2-3 hours Liver Isolated Via Double Balloon Catheter In IVC Melphalan Infused Directly Into Liver Via Catheter In Hepatic Artery Blood Exiting The Liver Filtered By Proprietary Extra-corporeal Filters

Months Benefits Demonstrated in Prior Phase 3 Trial Percutaneous Hepatic Perfusion (PHP) Overall Progression Free Survival (INV Assessment) Months 1.0 0.8 0.6 0.4 0.2 0.0 Proportion of patients surviving 5.4 1.6 3.8 mo Best alternative care (BAC) 0 5 10 15 20 25 30 35 40 45 50 55 4 PTS alive as of Dec 2015 (OS range 6-9 years) All were recipients of melphalan Results of a Randomized Controlled Multicenter Phase 3 Trial of PHP vs. Best Available Care for Patients with Melanoma Liver Metastases – Annals of Oncology 2015 Proportion of patients surviving 7.0 1.6 5.2 mo Percutaneous Hepatic Perfusion (PHP) 0 5 10 15 20 25 30 Best alternative care (BAC) Hepatic Progression Free Survival (IRC Assessment) 1.0 0.8 0.6 0.4 0.2 0.0 Intent to Treat Analysis n=93 (44 PHP, 49 BAC) hPFS PFS Improvement 5.3 mos 3.8 mos Hazard Ratio .50 .42 Confidence 95%, 0.31-0.80 95%, 0.27-0.64 P Value =0.0029 <0.0001

Global Phase III Clinical Trial Clinical Trial For Patients with Hepatic-Dominant Ocular Melanoma Melphalan/HDS TX every 6-8 weeks ≤ 6 cycles BAC Dacarbazine,TACE, ipilimumab, or pembrolizumab determined by institution SOC Primary Endpoint (Overall Survival) Secondary Endpoints (Progression Free Survival, Objective Response Rate) Safety, Pharmacokinetics, QoL (Rigorous Analyses to Assess Risk/Benefit Profile) Multinational, Multicenter Randomized Phase 3 Trial in Patients with Hepatic Dominant Ocular Melanoma (N=240) R 1:1

Clinical Development Program

Tumor Type	Program	P2	P3	Upcoming Milestones
Ocular Melanoma (OM)	FOCUS Trial P3 Pivotal Study in Hepatic Dominant OM		◆	• Interim Safety Analysis • FDA 2019
Hepatocellular Carcinoma (HCC)	201 HCC Trial (US Only)	◆		• Open for enrollment
Intrahepatic Cholangiocarcinoma (ICC)	202 HCC/ICC Trial (EU Only)	◆		• ICC Development path informed by retrospective data collection
Multi-Histology	Prospective Commercial Registry Select IITs (EU Only)	N/A	N/A	• Data to Support Health Authority Submissions

IIT= Investigator Initiated Trial
P2= Phase 2
P3= Phase 3

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ICC Development Path Phase 2 ICC Cohort initiated to determine if efficacy signal present ICC Cohort: Patient treatment and data collection continuing; interim data to be released upon maturity Concurrently, a multi-center retrospective data collection by EU investigators was conducted in 2015 and determined efficacy signal prior to completion of the ICC cohort Promising outcomes and observations obtained by EU investigators were presented at Delcath sponsored Medical Advisory Panel in 2016, leading to KOL agreement that “CHEMOSAT treatment does, indeed, demonstrate an efficacy signal in ICC and is worthy of full clinical investigation” Summary of EU Investigator findings and initial research plans accepted for presentation at Cholangiocarcinoma Foundation annual meeting Feb 1-3, 2017 Retrospective data currently embargoed pending submission for publication

Initial Commercialization CE Marked as Class IIb Medical Device with broad indication Presence established in several major markets (~22 cancer centers) National reimbursement established in Germany for 2016 after <3 years of commercial activity European centers producing data to support reimbursement applications Leveraging German ZE coverage to support reimbursement applications in the UK & NL Commercial sales growing steadily; expanded reimbursement coverage in major EU countries required to expand commercial adoption

Clinical Utilization ~350 commercial procedures performed EU Physicians opting to retreat patients as familiarity/confidence grows UK Patient received record 7th TX in Jan 2017 Established in treating centers as preferred TX for OM liver mets where reimbursement is available Broad range of tumor types treated; EU physicians utilizing for CM, HCC, ICC, CRC, breast mets, NET mets, pancreatic, mucosal melanoma, sarcoma, and gastric mets Data from EU experience presented at multiple medical conferences since 2014

Recent Data Presentations Abstract N= Efficacy Toxicity/AEs Notes OS CR PR SD HPFS Zager – SSO 30 (CM, OM) 736 days 310 days OS results provide confidence for new P3 Trial Southampton - ASCO 20 2 13 2 GR1 (n=12), GR2 (n=13), GR3 (n=5) GR4 (n=1) 11 pts alive median 280 days, 1 CR ongoing >1yr LUMC - CIRSE 10 Study analyzed filtration efficiency & TX tolerability GR3 (n=7) Filtration efficiency =93% Southampton - CIRSE 22 2 13 2 11 pts alive median 280 days; 1 CR >1yr post TX Leiden, Erasmus – ECCO/ESMO 9 8 PTS still alive, 7 w/o disease progression Decrease red/white BC count; 3 PTS rec’d blood TF TX overall well tolerated Southampton -EADO 20 1 4 11 181 days (@ cut off) Non-hemo AE’s (n=3) GR2 (89%), GR3 (n=4), GR2-4 neutropenia (n=4) TX can be used safely by exp team; high PFS and OS in select OM pts Leiden - EADO 20 (CRC, OM) 10 PTS remain in FU, 4 w/o progression; Max FU= GR 3,4 (n=4) TX appears safe/effective in select OM PTS Frankfurt - EADO 14 4 5 7 leukopenia, 6 thrombocytopenia, 2 neutropenia 11 of 14 PTS evaluable; TX potential demonstrated CM=Cutaneous Melanoma, OM=Ocular Melanoma, CRC=Colorectal Cancer

Recent Data Presentations Abstract N= Efficacy Toxicity/AEs Notes OS CR PR SD HPFS Zager – SSO 30 (CM, OM) 736 days 310 days OS results provide confidence for new P3 Trial Southampton - ASCO 20 2 13 2 GR1 (n=12), GR2 (n=13), GR3 (n=5) GR4 (n=1) 11 pts alive median 280 days, 1 CR ongoing >1yr LUMC - CIRSE 10 Study analyzed filtration efficiency & TX tolerability GR3 (n=7) Filtration efficiency =93% Southampton - CIRSE 22 2 13 2 11 pts alive median 280 days; 1 CR >1yr post TX Leiden, Erasmus – ECCO/ESMO 9 8 PTS still alive, 7 w/o disease progression Decrease red/white BC count; 3 PTS rec’d blood TF TX overall well tolerated Southampton -EADO 20 1 4 11 181 days (@ cut off) Non-hemo AE’s (n=3) GR2 (89%), GR3 (n=4), GR2-4 neutropenia (n=4) TX can be used safely by exp team; high PFS and OS in select OM pts Leiden - EADO 20 (CRC, OM) 10 PTS remain in FU, 4 w/o progression; Max FU= GR 3,4 (n=4) TX appears safe/effective in select OM PTS Frankfurt - EADO 14 4 5 7 leukopenia, 6 thrombocytopenia, 2 neutropenia 11 of 14 PTS evaluable; TX potential demonstrated CM=Cutaneous Melanoma, OM=Ocular Melanoma, CRC=Colorectal Cancer

Recent Data Presentations Abstract N= Efficacy Toxicity/AEs Notes OS CR PR SD HPFS Zager – SSO 30 (CM, OM) 736 days 310 days OS results provide confidence for new P3 Trial Southampton - ASCO 20 2 13 2 GR1 (n=12), GR2 (n=13), GR3 (n=5) GR4 (n=1) 11 pts alive median 280 days, 1 CR ongoing >1yr LUMC - CIRSE 10 Study analyzed filtration efficiency & TX tolerability GR3 (n=7) Filtration efficiency =93% Southampton - CIRSE 22 2 13 2 11 pts alive median 280 days; 1 CR >1yr post TX Leiden, Erasmus – ECCO/ESMO 9 8 PTS still alive, 7 w/o disease progression Decrease red/white BC count; 3 PTS rec’d blood TF TX overall well tolerated Southampton -EADO 20 1 4 11 181 days (@ cut off) Non-hemo AE’s (n=3) GR2 (89%), GR3 (n=4), GR2-4 neutropenia (n=4) TX can be used safely by exp team; high PFS and OS in select OM pts Leiden - EADO 20 (CRC, OM) 10 PTS remain in FU, 4 w/o progression; Max FU= GR 3,4 (n=4) TX appears safe/effective in select OM PTS Frankfurt - EADO 14 4 5 7 leukopenia, 6 thrombocytopenia, 2 neutropenia 11 of 14 PTS evaluable; TX potential demonstrated CM=Cutaneous Melanoma, OM=Ocular Melanoma, CRC=Colorectal Cancer

Recent Data Presentations Abstract N= Efficacy Toxicity/AEs Notes OS CR PR SD HPFS Zager – SSO 30 (CM, OM) 736 days 310 days OS results provide confidence for new P3 Trial Southampton - ASCO 20 2 13 2 GR1 (n=12), GR2 (n=13), GR3 (n=5) GR4 (n=1) 11 pts alive median 280 days, 1 CR ongoing >1yr LUMC - CIRSE 10 Study analyzed filtration efficiency & TX tolerability GR3 (n=7) Filtration efficiency =93% Southampton - CIRSE 22 2 13 2 11 pts alive median 280 days; 1 CR >1yr post TX Leiden, Erasmus – ECCO/ESMO 9 8 PTS still alive, 7 w/o disease progression Decrease red/white BC count; 3 PTS rec’d blood TF TX overall well tolerated Southampton -EADO 20 1 4 11 181 days (@ cut off) Non-hemo AE’s (n=3) GR2 (89%), GR3 (n=4), GR2-4 neutropenia (n=4) TX can be used safely by exp team; high PFS and OS in select OM pts Leiden - EADO 20 (CRC, OM) 10 PTS remain in FU, 4 w/o progression; Max FU= GR 3,4 (n=4) TX appears safe/effective in select OM PTS Frankfurt - EADO 14 4 5 7 leukopenia, 6 thrombocytopenia, 2 neutropenia 11 of 14 PTS evaluable; TX potential demonstrated CM=Cutaneous Melanoma, OM=Ocular Melanoma, CRC=Colorectal Cancer

Peer Reviewed Publications Hepatic Progression-free and Overall Survival After Regional Therapy to the Liver for Metastatic Melanoma – American Journal of Clinical Oncology – Accepted for Publication Chemosaturation with Percutaneous Hepatic Perfusion in Patients with Unresectable Hepatic Metastases: Review of Outcomes, Cancer Control – Accepted for Publication Chemosaturation Percutaneous Hepatic Perfusion: A Systemic Review, Advances in Therapy – January 2017 Percutaneous Isolated Hepatic Perfusion for the Treatment of Unresectable Liver Malignancies, Cardiovascular and Interventional Radiology – December 2015 Current Status of Percutaneous Hepatic Perfusion as Regional Treatment for Patients with Unresectable Metastases: A Review, American Oncology and Hematology Review – 2014 Chemosaturation with Percutaneous Hepatic Perfusion for Unresectable Metastatic Melanoma or Sarcoma to the Liver: A Single Institution Experience, Journal of Surgical Oncology – October 2013 and Isolated Hepatic Perfusion for Metastatic Melanoma, Journal of Surgical Oncology – September 2013

2017 International Symposium on Regional Cancer Therapies Percutaneous Hepatic Perfusion (PHP) for unresectable metastatic ocular melanoma to the liver: A Multi-institutional report of outcomes New Data accepted for oral presentation Retrospective analysis conducted by Moffitt Cancer Center/University of South Florida (Tampa, FL) and University of Southampton (Southampton, United Kingdom) Data also accepted for presentation as a poster at the Society of Surgical Oncology (March 15-18, 2017)

CIRSE 2016

CIRSE

Secondary Resectability of Ocular Melanoma Liver Metastases (OMLM) Following Pe Hepatic Perfusion (PFP) **by M. Zeile, *et al.* Asklepios Barmbek Clinic (Hamburg, Germany)**

- evaluated 7 patients with unresectable ocular melanoma liver metastases treated with CHEMOSAT
- ORR after 1-2 treatments was 71.4%; PFS was 9.9 months, HPFS was 11.2 months
- Median survival for the study has not yet been reached, but is higher than 16.9 months.
- Two patients showed secondary resectability on imaging after completing two treatments and remain alive for over 26 months following resections
- no adverse events of grade 3 or higher
- **Conclusions - CHEMOSAT is safe to use in these patients; significant downsizing of OM liver metastases can be achieved; "if these promising results were further validated it may lead to a new standard of therapy for the treatment of patients with OM liver metastases."**

Percutaneous Isolated Hepatic Perfusion (Chemosaturation) In Patients With Primary Or Secondary Liver Tumours: Experience In 20 Patients**, by S. Marquardt *et al.*, of Hanover Medical School in Hanover, Germany**

- Retrospective analysis of 20 pts with advanced disease from primary or metastatic liver cancers
- local response rate (stable disease or partial response) was 80%
- Mean PFS was 3.2 months
- Investigators reported no major complications and that bone marrow suppression was common but controllable
- **Conclusion - patients with primary or secondary liver tumors that have disease progression under standard therapy "may profit from PHP with Melphalan," that technical execution is problem-free, and complications are manageable.**

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6th European Post-Chicago 2016

EADO
European Association of Dermato Oncology

***Chemosaturation Via Percutaneous Hepatic Perfusion – An Update on A Single Centre Experience of Treating Metastatic Uveal Melanoma* Southampton University (United Kingdom)**

- **Methods** – A retrospective evaluation of 27 patients treated with CHEMOSAT over 4 years; analysis of survival, tumor response, time to progression and treatment related adverse events; 25 patients received 43 treatments, 24 were evaluable
- **Results** - 14 patients remained alive after median 290 days
  - 1 complete response (4%), 5 partial responses (21%), 12(50%) stable disease >90 days
  - Progression free survival for patients who had progressed was 181 days at the time of data cut off
  - 11/17 patients alive >1 year following their first treatment with projected OS of 511
  - 11 deaths from disease progression occurred median 264 days following first treatment; no treatment related deaths
- **Adverse Events** (AEs) - treatment overall was well tolerated
  - Non-hematological AEs were rare (6)
  - Most common adverse events was transient, mild grade 2 transaminitis (64%) and thrombocytopenia (88%); grade 3 anemia seen in 36% of patients, grade 2-4 neutropenia was seen in 24% patients
- **Conclusion** – PHP achieves "unprecedented progression free and overall survival," and can be used safely by an experienced multidisciplinary team to administer liver directed therapy in select UM patients.

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Multi-Billion Dollar Opportunity in Orphan Diseases

Fastest Path to US Market Approval

EU & US TAM			
Cancer Type	Annual Incidence[1]	Eligible PTS[2]	Annual Potential Market Opportunity (Millions)[3,4]
Ocular Melanoma	**~4,700**	**~2,000**	**~$80-$200**
Intrahepatic Cholangiocarcinoma (ICC)	~14,000	~9,300	~$372-$930
Hepatocellular Carcinoma (HCC)	64,500	7,600-14,700	~$304-$1,470
Colorectal (CRC)	411,000	40,000-55,000	~$1,600-$5,500
Total EU & U.S.	**492,700-495,600**	**56,700-80,500**	**~$2,236--$8,100**

Notes:
1) Globocan, American Cancer Society
2) LEK, Strategy&, Company Estimates
3) Assumes 2-4TX/patient
4) Assumes ~$20,000-$25,000 USD/TX

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Cash & Capital Resources Cash & Cash Equivalents $3.7 million at September 30, 2016 Debt $35.0 million at September 30, 2016 Restricted Cash $30.3 million at September 30, 2016 Shares Outstanding 31.8 million (39.0 million fully diluted1)2 at February 10, 2017 Fully diluted includes approximately 41,000 options, 19,000 unvested restricted shares and 7.2 million warrants Amortization of Convertible Note will cause delay in accurate calculation of market capitalization Focused Spending and Resources to Support Execution of Near-term Plan

Convertible Note $35.0 million senior secured convertible notes issued June 2016 subject to certain equity conditions $32.2 million aggregate proceeds to fund clinical development programs, commercial activities & ongoing operations $6.0 million released; $26.2 million restricted cash remaining and scheduled to be released quarterly throughout 2017 Repayment using common shares began in December 2016; amortization is scheduled to continue through December 2017 Repayment in $2.5 million installments to the holders Anticipate repayment via shares at 15% discount to the lower of: Average of three lowest VWAPS from prior 20 trading days, or VWAP of the common stock on the trading day immediately preceding the installment date

2017 Value Drivers 2H 2016 German ZE Reimbursement Defined 1H 2017 ICC Development Path Finalized 2H 2017 Phase2/Retrospective Data Collection Informed ICC Development Path EU Health Authority Submissions FOCUS P3 Interim Safety Analysis

Investment Highlights Attractive multi-billion dollar orphan drug business model Unique, highly differentiated solution  Late-stage asset in US with active clinical development program Commercial activity in EU supports increasing procedure volumes & reimbursement appeals Imminent valuation drivers FOCUS P3 Interim Safety Analysis ICC Indication Development Plan Finalized

Appendix

SSO 2015

Hepatic Progression Free and Overall Survival after Regional Therapy to the Liver for Metastatic Melanoma - Moffitt Cancer Center (Tampa, FL)

- **Methods –**
  - Retrospective analysis of 30 patients with ocular or cutaneous melanoma treated with Melphalan/HDS (n=10), chemoembolization (CE, n=12), and yttrium-90 (Y90, n=6)
- **Results -**
  - Study showed significant difference in hepatic progression free survival (HPFS) for Melphalan/HDS (310 days), CE (80 days), Y90 (54 days)
  - Median overall survival (OS) longest for Melphalan/HDS (736 days) vs Y90 (285 days) CE (265 days), but did not reach statistical significance
- **Conclusion** - Authors concluded that HPFS and progression free survival (PFS) were significantly prolonged with Melphalan/HDS vs CE and Y90

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ASCO 2015

ASCO
American Society of Clinical Oncology

Single Centre Experience of Chemosaturation Percutaneous Hepatic Perfusion in the Treatment of Metastatic Uveal Melanoma - Southampton University Hospital (UK)

- **Methods -** Analysis of 20 ocular melanoma patients who received 34 TX
- **Results -**
  - Eleven patients remain alive after a median of 280 days with one complete response ongoing at >1 year
  - From the diagnosis of liver metastases, 11 patients (55%) survived to one year and 3 (15%) for >2 years; no procedure related deaths were seen
  - ORR 85%: 2 patients (10%) demonstrated stable disease for >3 months, 13 patients (65%) had a partial response, 2 patients (10%) demonstrated complete response
  - Nine deaths from disease progression occurred after a median of 264 days from the first procedure
- **Adverse Events -**
  - Early AEs often expected with percutaneous hepatic perfusion (PHP) were observed including coagulopathy, electrolyte disturbances and transient transaminases (elevated liver enzymes). Rare late AEs (1 patient each) included hair loss, skin rash, myelosuppression and persistent transaminases (elevated liver enzymes)
  - AEs seen were grade 1 (n=12), 2 (n=13), 3 (n=5) and 4 (n=1)
  - Grade 4 complication was pulmonary edema due to fluid overload
- **Conclusion -** results show that PHP (CHEMOSAT) can be used safely to control hepatic metastases in selected UM patients with a high rate of hepatic progression free and excellent overall survival

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CIRSE 2015 Safety and efficacy of Delcath 2nd Generation filter in PHP with melphalan for unresectable hepatic metastases of colorectal cancer and uveal melanoma - Leiden University Medical Center (the Netherlands) 15 PHP procedures performed with CHEMOSAT on 10 pts; PK blood samples @ baseline, set intervals PHP performed with melphalan dose of 3mg/kg; 1st blood sample filtration efficiency = 93% Grade 3 complications (mostly leukocytopenia, thrombocytopenia) in 7 pts; febrile neutropenia (w/bacterial pharyngitis) in 1 pts (not seen following introduction of growth factors) Conclusion - 2nd Generation filter efficiency very high; PHP associated with no mortality and acceptable morbidity Lessons and Early Results from the Largest Single Center Experience in Europe of Treating Ocular Melanoma Liver Metastases with Chemosaturation via Percutaneous Hepatic Perfusion - Southampton University (United Kingdom) Retrospective analysis of 22 pts; 20 received TX w/PHP 11 pts alive after median 280 days; one complete response > 1yr post TX 9 deaths from disease progress after median 264 days post TX Complete response in liver in 2 pts (10%), 13 pts (65%) had partial liver response, 2 pts (10%) had stable disease > 3mos Conclusion - PHP effective palliative TX in bleak disease with an acceptable side-effect profile

ECCO 2015 Treating Unresectable Liver Metastases of Uveal Melanoma with (Percutaneous) Isolated Hepatic Perfusion with Melphalan: Results from Two Experienced Centers - Leiden University Medical Center, Erasmus Medical Center (the Netherlands) Methods - Investigators compared TX with IHP and PHP for ocular melanoma liver metastases Results - IHP cohort (n=30) treated between 1999 and 2009 PFS was 6 mos Disease recurrence mainly in the liver OS was 10 mos (vs 6 mos historic avg for IHP) PHP cohort (n=9); PTS received 15 PHP TX since Feb 2014 Max follow up period was 14 mos 8 PTS still alive, 7 without disease progression Decrease in red/white blood cell count observed following TX; 3 PTS received blood transfusion TX overall was well tolerated Conclusion - PHP appears to be effective/safe procedure in select patients with unresectable liver metastases from CRC or OM and can be repeated

EADO 2015 Treating Unresectable Liver Metastases Of Uveal Melanoma With Percutaneous Hepatic Perfusion With Melphalan, Leiden University Medical Center, Erasmus Cancer Institute (the Netherlands) presented by Dr. Mark Burgmans (Leiden) Methods - two-center Phase 2 study aims to evaluate 20 patients with uveal, or ocular melanoma treated with percutaneous hepatic perfusion (PHP) performed with CHEMOSAT; data from the first 11 patients with a maximum follow up period of 16 months were presented Primary endpoints are response rate (RECIST criteria) following two treatments at 6 week interviews, percentage of patients with stable disease Secondary endpoints are safety, overall survival, hepatic progression free survival, quality of life Results -18 treatments performed on 11 patients, maximum follow up currently 16 months 10 patients remain in follow up, 4 without progression of disease Adverse Events - grade 3 or 4 toxicity observed in 4 patients, managed with blood transfusion or platelet infusion Conclusion - CHEMOSAT appears to be effective and safe procedure in select patients with unresectable liver metastases of uveal melanoma and can be repeated

EADO 2015 Chemosaturation with Percutaneous Hepatic Perfusion of Melphalan for Hepatic Metastases from Uveal Melanoma: Multi-institutional Evaluation, poster presented by lead author Prof. Thomas Vogl, Frankfurt University Hospital Methods - retrospective evaluation of non-resectable hepatic metastases from uveal melanoma treated with CHEMOSAT 14 patients treated 2012-2014; patients received 1-3 treatments 11 PTS evaluated by RECIST criteria; survival time analysis performed, complications registered Results - 4 (36%) partial response, 5 (46%) stable disease, 2 (18%) progressive disease Survival time ranged from 1. 5 months to 23 months (median OS 6.5 months) Time to progression for two patients who progressed was 6.2 months in one patient; the other died 1.6 months after evaluation Adverse Events – treatment well tolerated by all 14 patients 7 leukopenia, 6 thrombocytopenia, 2 neutropenia Conclusion - CHEMOSAT has been manifested as a potential treatment for patient with non-resectable hepatic metastases of uveal melanoma